NEWS RELEASE
Exhibit 99.1

MATTEL REPORTS SECOND QUARTER 2026 FINANCIAL RESULTS

Second Quarter 2026 Highlights Versus Prior Year
•Net Sales of $1,125 million, up 10% as reported, and 9% in constant currency
•Gross Margin of 48.2%, a decrease of 270 basis points; Adjusted Gross Margin of 48.6%, a decrease of 260 basis points
•Operating Income of $11 million, a decrease of $68 million; Adjusted Operating Income of $39 million, a decrease of $57 million
•Net Loss of $18 million, compared to Net Income of $53 million
•Loss per Share of $0.06 compared to Earnings per Share of $0.16; Adjusted Earnings per Share of $0.01 compared to $0.21 per share
Business Highlights
•Positive consumer demand for our products year-to-date
•Released Masters of the Universe movie globally
•Launched first self-published mobile game establishing publishing and digital customer acquisition capabilities; second game in soft launch
•Integration of Mattel163 mobile games studio progressing well
•Company reiterates 2026 guidance; reaffirms 2026 share repurchase target of $400 million

EL SEGUNDO, Calif., August 4, 2026 – Mattel, Inc. (NASDAQ: MAT) today reported second quarter 2026 financial results.
Ynon Kreiz, Chairman and CEO of Mattel, said: “We continued to execute our multi-year strategy to grow our IP-driven play and family entertainment business in the second quarter with strong growth in Net Sales. Growth has continued in the third quarter, and we expect to achieve our full year 2026 guidance. Our world-class brand portfolio and product offering, driven by our brand-centric operating model and global capabilities, position us well for the second half of the year.”
Paul Ruh, CFO of Mattel, added: “Mattel achieved further savings from our three-year Optimizing for Profitable Growth program, which is on track to achieve $225 million of savings by year-end. In line with our capital allocation priorities, we are making strategic investments to accelerate growth and repurchased another $100 million of shares in the quarter, bringing the year-to-date total to $300 million of shares, and we continue to expect repurchases of $400 million in total this year, while maintaining a strong balance sheet.”
Second Quarter Financial Overview
Net Sales
Net Sales were $1,125 million, up 10% as reported, and 9% in constant currency, versus the prior year’s second quarter. The increase in Net Sales as reported was driven by a 12% increase in North America and a 9% increase in International. The increase in Net Sales in constant currency was driven by a 12% increase in North America and a 5% increase in International.
Gross Margin
Reported Gross Margin was 48.2%, versus 50.9% in the prior year’s second quarter, and Adjusted Gross Margin was 48.6%, versus 51.2%. The decrease in Reported and Adjusted Gross Margin was primarily due to the gross incremental cost of tariffs, inflation, higher royalties, and unfavorable foreign exchange, partially offset by the contribution of Mattel163, and other, including tariff mitigation actions and cost savings.
Operating Income
Reported Operating Income was $11 million, a decrease of $68 million, and Adjusted Operating Income was $39 million, a decrease of $57 million. The decrease in Reported and Adjusted Operating Income was primarily due to higher Advertising and SG&A expenses, as well as lower gross margin, partly offset by higher Net Sales.

NEWS RELEASE
Earnings Per Share
Reported Earnings per Share was a loss of $0.06, as compared to income of $0.16, and Adjusted Earnings per Share was $0.01, as compared to $0.21. The decrease in Reported and Adjusted Earnings per Share was primarily due to the same factors that impacted Operating Income.
As of June 30, 2026, shares outstanding totaled 285.7 million.
Cash Flow
For the six months ended June 30, 2026, Cash Flows Used for Operating Activities were $202 million, as compared to a use of $275 million, primarily due to favorable working capital usage, partially offset by a decrease in Net Income, excluding the impact of non-cash items.
Cash Flows Used for Investing Activities were $195 million, compared to a use of $55 million, primarily due to cash paid in connection with the acquisition of Mattel163 net of cash acquired, and higher capital expenditures.
Cash Flows Used for Financing Activities and Other were $322 million, as compared to a use of $188 million, primarily due to an increase in share repurchases and the impact of foreign currency exchange rate changes on cash.
Second Quarter Gross Billings by Category
Worldwide Gross Billings for Dolls were $318 million, down 5% as reported, or 7% in constant currency, primarily due to a decline in Barbie.
Worldwide Gross Billings for Vehicles were $463 million, up 14% as reported, or 11% in constant currency, primarily driven by growth in Hot Wheels.
Worldwide Gross Billings for Infant, Toddler, and Preschool were $128 million, down 11% as reported, or 13% in constant currency, primarily due to a decline in Fisher-Price.
Worldwide Gross Billings for Action Figures, Building Sets, Games, and Other were $358 million, up 35% as reported, or 33% in constant currency, primarily driven by growth in Games (including the contribution of Digital Games, following the full acquisition of Mattel163) and Action Figures, driven by theatrical releases.
2026 Guidance
Mattel’s full year 2026 guidance remains:

(in millions, except EPS and percentages)	FY2026 Guidance	FY2025 Actuals
Net Sales	+3% to 6%*	$5,348
Adjusted Gross Margin	Approx. 50%	48.9%
Adjusted Operating Income	$580 - $630	$652
Adjusted Tax Rate	Approx. 24%	20%
Adjusted EPS	$1.27 - $1.39	$1.49
*in Constant Currency
Our guidance remains subject to market volatility, unexpected disruptions, as well as other macro-economic risks and uncertainties, including further developments in the Middle East and regulatory actions impacting global trade.
Guidance does not include any potential impact of tariff refunds.
A reconciliation of Mattel’s non-GAAP financial measures on a forward-looking basis, including Net Sales on a constant currency basis, Adjusted Gross Margin, Adjusted Operating Income, Adjusted Tax Rate, Adjusted EPS, and Free Cash Flow, is not available without unreasonable effort. Mattel is unable to predict with sufficient certainty items that would be excluded from the corresponding GAAP measures, including the effect of foreign currency exchange rate fluctuations, unusual gains and losses or charges, and severance and restructuring charges, due to the unpredictable nature of such items, which may have a significant impact on Mattel’s GAAP measures.

NEWS RELEASE
Conference Call and Live Webcast
At 5:00 p.m. (Eastern Daylight Time) today, Mattel will host a conference call with investors and financial analysts to discuss its latest financial results. The conference call will be webcast on Mattel's Investor Relations website, https://investors.mattel.com. To listen to the live call, log on to the website at least 10 minutes early to register, download, and install any necessary audio software. An archive of the webcast will be available on Mattel's Investor Relations website for 12 months and may be accessed beginning approximately three hours after the completion of the live call.

NEWS RELEASE
Forward-Looking Statements
This press release contains a number of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts or by their nature are uncertain, and include statements regarding Mattel’s guidance and goals for future periods and other future events. The use of words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “looks forward,” “confident that,” “believes,” and “targeted,” among others, generally identify forward-looking statements. These forward-looking statements are based on currently available operating, financial, economic, and other information and assumptions, and are subject to a number of significant risks and uncertainties. A variety of factors or combination of factors, many of which are beyond Mattel’s control, may cause actual results or outcomes, or the timing of those results or outcomes, to differ materially from those contained in any forward-looking statements. Specific factors that might cause such a difference include, but are not limited to: (i) Mattel’s ability to design, develop, produce, manufacture, source, ship, and distribute products in a timely and cost-effective manner; (ii) sufficient interest in and demand for the products and entertainment Mattel offers by retail customers and consumers to profitably recover Mattel’s costs; (iii) downturns in economic conditions affecting Mattel’s markets which can negatively impact retail customers and consumers, and which can result in lower employment levels and lower consumer disposable income and spending, including lower spending on purchases of Mattel’s products; (iv) other factors which can lower discretionary consumer spending, such as higher costs for fuel and food, drops in the value of homes or other consumer assets, and high levels of consumer debt; (v) potential difficulties or delays Mattel may experience in implementing cost savings and efficiency enhancing initiatives; (vi) other economic and public health conditions or regulatory changes in the markets in which Mattel and its customers and suppliers operate, which could create delays or increase Mattel’s costs, such as higher commodity prices, labor costs, transportation costs, or outbreaks of disease; (vii) the effect of inflation on Mattel’s business, including cost inflation in supply chain inputs and increased labor costs, as well as pricing actions taken in an effort to mitigate the effects of inflation; (viii) currency fluctuations, including movements in foreign exchange rates, which can lower Mattel’s net revenues and earnings, and significantly impact Mattel’s costs; (ix) the concentration of Mattel’s customers, potentially increasing the negative impact to Mattel of difficulties experienced by any of Mattel’s customers, such as bankruptcies or liquidations or a general lack of success, or changes in their purchasing or selling patterns; (x) the inventory policies of Mattel’s retail customers, as well as the concentration of Mattel’s revenues in the second half of the year, which, coupled with reliance by retailers on quick response inventory management techniques, increases the risk of underproduction, overproduction, and shipping delays; (xi) legal, reputational, and financial risks related to security breaches or cyberattacks; (xii) work disruptions, including as a result of supply chain disruption such as plant or port closures, which may impact Mattel’s ability to manufacture or deliver product in a timely and cost-effective manner; (xiii) the impact of competition on revenues, margins, and other aspects of Mattel’s business, including the ability to offer products that consumers choose to buy instead of competitive products; (xiv) the ability to secure, maintain, and renew popular licenses from licensors of entertainment properties; (xv) the ability to successfully develop, publish, and commercialize digital games; (xvi) the ability to attract and retain talented employees and adapt to evolving workplace models; (xvii) the risk of product recalls or product liability suits and costs associated with product safety regulations; (xviii) tariffs, tariff-related developments, including refunds, trade restrictions, or trade barriers, which depending on the effective date and duration of such measures, changes in the amount, scope, and nature of such measures in the future, any countermeasures that the target countries may take, and any mitigating actions that may become available, could increase Mattel’s product costs and other costs of doing business, and other changes in laws or regulations in the United States and/or in other major markets, such as China, in which Mattel operates, including, without limitation, with respect to taxes, trade policies, product safety, or sustainability, which may also increase Mattel’s product costs and other costs of doing business, and in each case reduce Mattel’s earnings and liquidity; (xix) business disruptions or other unforeseen impacts due to economic instability, political instability, civil unrest, armed hostilities, such as the conflict in the Middle East, or terrorist activities, natural and man-made disasters, pandemics or other public health crises, or other catastrophic events; (xx) failure to realize the planned benefits from any investments or acquisitions made by Mattel, including Mattel163; (xxi) the impact of other market conditions or third-party actions or approvals, including those that result in any significant failure, inadequacy, or interruption from vendors or outsourcers, which could reduce demand for Mattel’s products, delay or increase the cost of implementation of Mattel’s programs, or alter Mattel’s actions and reduce actual results; (xxii) changes in financing markets or the inability of Mattel to obtain financing on attractive terms; (xxiii) the impact of litigation, arbitration, or regulatory decisions or settlement actions; (xxiv) Mattel’s ability to navigate regulatory frameworks in connection with new areas of investment, product development, or other business activities, such as artificial intelligence; (xxv) the potential impact of the development, use, and integration of artificial intelligence and machine learning technologies in Mattel’s business and products; (xxvi) the sufficiency of additional controls and procedures that Mattel has implemented to remediate the prior material weakness in Mattel's internal control over financial reporting, additional material weaknesses or other deficiencies in the future, or the failure to maintain an effective system of internal control; and (xxvii) other risks and

NEWS RELEASE
uncertainties as may be described in Mattel’s filings with the Securities and Exchange Commission, including the “Risk Factors” section of Mattel’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and subsequent periodic filings, as well as in Mattel’s other public statements. Mattel does not update forward-looking statements and expressly disclaims any obligation to do so, except as required by law.
Presentation Information / Non-GAAP Financial Measures
The financial results included herein are preliminary until Mattel’s Form 10-Q is filed with the SEC. Actual results may differ from these preliminary results.
To supplement our financial results presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Mattel presents certain non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. The non-GAAP financial measures that Mattel uses in this earnings release include Adjusted Gross Profit, Adjusted Gross Margin, Adjusted Other Selling and Administrative Expenses, Adjusted Operating Income/Loss, Adjusted Operating Income/Loss Margin, Adjusted Earnings Per Share, earnings before interest expense, taxes, depreciation and amortization (“EBITDA”), Adjusted EBITDA, Free Cash Flow, Free Cash Flow Conversion (Free Cash Flow / Adjusted EBITDA), Leverage Ratio (Total Debt / Adjusted EBITDA), Net Debt, Adjusted Tax Rate, and constant currency. Mattel uses these measures to analyze its continuing operations and to monitor, assess, and identify meaningful trends in its operating and financial performance, and each is discussed below. Mattel believes that the disclosure of non-GAAP financial measures provides useful supplemental information to investors to be able to better evaluate ongoing business performance and certain components of Mattel’s results. These measures are not, and should not be viewed as, substitutes for GAAP financial measures and may not be comparable to similarly titled measures used by other companies. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are attached to this earnings release as exhibits and to our earnings slide presentation as an appendix.
This earnings release and our earnings slide presentation are available on Mattel's Investor Relations website, https://investors.mattel.com/, under the subheading “Financials – Quarterly Results.”
Adjusted Gross Profit and Adjusted Gross Margin
Adjusted Gross Profit and Adjusted Gross Margin represent reported Gross Profit and reported Gross Margin, respectively, adjusted to exclude amortization of acquired intangible assets, severance and restructuring expenses, and acquisition-related expenses, including integration expenses. Adjusted Gross Margin represents Mattel’s Adjusted Gross Profit, as a percentage of Net Sales. Adjusted Gross Profit and Adjusted Gross Margin are presented to provide additional perspective on underlying trends in Mattel’s core Gross Profit and Gross Margin, which Mattel believes is useful supplemental information for investors to be able to gauge and compare Mattel’s current business performance from one period to another.
Adjusted Other Selling and Administrative Expenses
Adjusted Other Selling and Administrative Expenses represents Mattel’s reported Other Selling and Administrative Expenses, adjusted to exclude amortization of acquired intangible assets, severance and restructuring expenses, the impact of the inclined sleeper product recalls, and acquisition-related expenses, including professional fees and integration expenses, which are not part of Mattel’s core business. Adjusted Other Selling and Administrative Expenses is presented to provide additional perspective on underlying trends in Mattel’s core other selling and administrative expenses, which Mattel believes is useful supplemental information for investors to be able to gauge and compare Mattel’s current business performance from one period to another.
Adjusted Operating Income (Loss) and Adjusted Operating Income (Loss) Margin
Adjusted Operating Income (Loss) and Adjusted Operating Income (Loss) Margin represent reported Operating Income and reported Operating Income Margin, respectively, adjusted to exclude amortization of acquired intangible assets, severance and restructuring expenses, the impact of the inclined sleeper product recalls, and acquisition-related expenses, including professional fees and integration expenses, which are not part of Mattel’s core business. Adjusted Operating Income Margin represents Mattel’s Adjusted Operating Income, as a percentage of Net Sales. Adjusted Operating Income and Adjusted Operating Income Margin are presented to provide additional perspective on underlying trends in Mattel’s core operating results, which Mattel believes is useful supplemental information for investors to be able to gauge and compare Mattel’s current business performance from one period to another.

NEWS RELEASE
Adjusted Earnings Per Share
Adjusted Earnings Per Share represents Mattel’s reported Diluted Earnings Per Common Share, adjusted to exclude amortization of acquired intangible assets, severance and restructuring expenses, the impact of the inclined sleeper product recalls, acquisition-related expenses, net, including professional fees and integration expenses, and gain on previously held equity interest in Mattel163, which are not part of Mattel’s core business. The aggregate tax effect of the adjustments was determined using the effective tax rates on a jurisdictional basis of the respective adjustments and dividing by the reported weighted-average number of common shares. Adjusted Earnings Per Share is presented to provide additional perspective on underlying trends in Mattel’s core business. Mattel believes it is useful supplemental information for investors to gauge and compare Mattel’s current earnings results from one period to another. Adjusted Earnings Per Share is a performance measure and should not be used as a measure of liquidity.
EBITDA and Adjusted EBITDA
EBITDA represents Mattel’s Net Income/Loss, adjusted to exclude the impact of interest expense, taxes, depreciation, and amortization. Adjusted EBITDA represents EBITDA adjusted to exclude share-based compensation, severance and restructuring expenses, the impact of the inclined sleeper product recalls, acquisition-related expenses, net, including professional fees and integration expenses, and gain on previously held equity interest in Mattel163, which are not part of Mattel’s core business. Mattel believes EBITDA and Adjusted EBITDA are useful supplemental information for investors to gauge and compare Mattel’s business performance to other companies in its industry with similar capital structures. The presentation of Adjusted EBITDA differs from how Mattel calculates EBITDA for purposes of covenant compliance under the indentures governing its high yield senior notes and the revolving credit agreement governing its revolving credit facility. Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as measures of discretionary cash available to invest in the growth of Mattel’s business. As a result, Mattel relies primarily on its GAAP results and uses EBITDA and Adjusted EBITDA only supplementally.
Free Cash Flow and Free Cash Flow Conversion
Free Cash Flow represents Mattel’s net cash flows from operating activities less capital expenditures. Free Cash Flow Conversion represents Mattel’s free cash flow divided by Adjusted EBITDA. Mattel believes Free Cash Flow and Free Cash Flow Conversion are useful supplemental information for investors to gauge Mattel’s liquidity and performance and to compare Mattel’s business performance to other companies in our industry. Free Cash Flow does not represent cash available to Mattel for discretionary expenditures.
Leverage Ratio (Total Debt / Adjusted EBITDA)
The leverage ratio is calculated by dividing Total Debt by Adjusted EBITDA. Total Debt represents the aggregate of Mattel’s current portion of long-term debt, short-term borrowings, and long-term debt, excluding the impact of debt issuance costs and debt discount. Mattel believes the leverage ratio is useful supplemental information for investors to gauge trends in Mattel’s business and to compare Mattel’s business performance to other companies in its industry.
Net Debt
Net Debt represents the aggregate of Mattel’s current portion of long-term debt, short-term borrowings, and long-term debt, less cash and equivalents. Mattel believes Net Debt is useful supplemental information for investors to monitor Mattel’s liquidity and evaluate its balance sheet.
Adjusted Tax Rate
The Adjusted Tax Rate is calculated by dividing Adjusted Provision for Income Taxes by Adjusted Income Before Income Taxes. Adjusted Income Before Income Taxes represents reported Income Before Income Taxes, adjusted to exclude amortization of acquired intangible assets, severance and restructuring expenses, the impact of inclined sleeper product recalls, acquisition-related expenses, net, and gain on previously held equity interest in Mattel163. The Adjusted Provision for Income Taxes represents reported Provision for Income Taxes, adjusted to exclude the aggregate tax effect of adjustments. Mattel believes the adjusted tax rate provides useful supplemental information for investors to gauge and compare the impact of tax expense on Mattel's earnings results from one period to another.

NEWS RELEASE
Constant Currency
Percentage changes in results expressed in constant currency are presented excluding the impact from changes in currency exchange rates. To present this information, Mattel calculates constant currency information by translating current period and prior period results for entities reporting in currencies other than the US dollar using consistent exchange rates. The constant currency exchange rates are determined by Mattel at the beginning of each year and are applied consistently during the year. They are generally different from the actual exchange rates in effect during the current or prior period due to volatility in actual foreign exchange rates. Mattel considers whether any changes to the constant currency rates are appropriate at the beginning of each year. The exchange rates used for these constant currency calculations are generally based on prior year actual exchange rates. The difference between the current period and prior period results using the consistent exchange rates reflects the changes in the underlying performance results, excluding the impact from changes in currency exchange rates. Mattel analyzes constant currency results to provide additional perspective on changes in underlying trends in Mattel’s operating performance. Mattel believes that the disclosure of the percentage change in constant currency is useful supplemental information for investors to be able to gauge Mattel’s current business performance and the longer-term strength of its overall business since foreign currency changes could potentially mask underlying sales trends. The disclosure of the percentage change in constant currency enhances investor’s ability to compare financial results from one period to another.
Key Performance Indicator
Gross Billings
Gross Billings represent amounts invoiced to customers. It does not include the impact of sales adjustments, such as trade discounts and other allowances. Mattel presents changes in gross billings as a metric for comparing its aggregate, categorical, brand, and geographic results to highlight significant trends in Mattel’s business. Changes in Gross Billings are discussed because, while Mattel records the details of sales adjustments in its financial accounting systems at the time of sale, such sales adjustments are generally not associated with categories, brands, and individual products.
About Mattel
Mattel is a leading global play and family entertainment company and owner of one of the most iconic brand portfolios in the world. We engage consumers and fans through our franchise brands, including Barbie®, Hot Wheels®, Fisher-Price®, American Girl®, Thomas & Friends™, UNO®, Masters of the Universe®, Matchbox®, Monster High®, Polly Pocket®, as well as other popular properties that we own or license in partnership with global entertainment companies. Our offerings include toys, content, consumer products, digital and live experiences. Our products are sold in collaboration with the world’s leading retail and ecommerce companies. Since its founding in 1945, Mattel is proud to be a trusted partner in empowering generations to explore the wonder of childhood and reach their full potential. Visit us at mattel.com.

Contacts:

Securities Analysts	News Media
Katina Metzidakis	Catherine Frymark
katina.metzidakis@mattel.com	catherine.frymark@mattel.com

MAT-FIN MAT-CORP

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT I

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)1

	For the Three Months Ended June 30,						For the Six Months Ended June 30,
(In millions, except per share and percentage information)	2026		2025		% Change as Reported	% Change in Constant Currency	2026		2025		% Change as Reported	% Change in Constant Currency
	$ Amt	% Net Sales	$ Amt	% Net Sales			$ Amt	% Net Sales	$ Amt	% Net Sales
Net Sales	$1,125.3		$1,018.6		10%	9%	$1,987.5		$1,845.2		8%	5%
Cost of Sales	583.2	51.8%	499.6	49.1%	17%		1,058.6	53.3%	918.1	49.8%	15%
Gross Profit	542.1	48.2%	519.0	50.9%	4%	4%	928.9	46.7%	927.0	50.2%	—%	—%
Advertising and Promotion Expenses	124.3	11.0%	79.1	7.8%	57%		217.2	10.9%	149.3	8.1%	45%
Other Selling and Administrative Expenses	406.9	36.2%	361.3	35.5%	13%		803.5	40.4%	752.2	40.8%	7%
Operating Income (Loss)	10.9	1.0%	78.5	7.7%	-86%	-100%	(91.8)	-4.6%	25.5	1.4%	N/M	N/M
Interest Expense	31.8	2.8%	29.4	2.9%	8%		62.8	3.2%	58.6	3.2%	7%
Interest (Income)	(7.0)	-0.6%	(12.4)	-1.2%	-43%		(17.7)	-0.9%	(28.3)	-1.5%	-38%
Other Non-Operating Expense (Income), Net	4.1		(1.4)				(144.0)		11.6
(Loss) Income Before Income Taxes	(18.0)	-1.6%	62.9	6.2%	N/M	N/M	7.0	0.4%	(16.4)	-0.9%	N/M	75%
Provision for (Benefit from) Income Taxes	0.2		16.2				(32.2)		(14.4)
(Income) from Equity Method Investments	—		(6.6)				(3.6)		(15.1)
Net (Loss) Income	$(18.2)	-1.6%	$53.4	5.2%	N/M		$42.8	2.2%	$13.0	0.7%	N/M
Net (Loss) Income Per Common Share - Basic	$(0.06)		$0.16				$0.15		$0.04
Weighted-Average Number of Common Shares	288.9		323.5				293.2		325.5
Net (Loss) Income Per Common Share - Diluted	$(0.06)		$0.16				$0.14		$0.04
Weighted-Average Number of Common and Potential Common Shares	288.9		325.5				295.7		328.5
1 Amounts may not sum due to rounding.
N/M - Not meaningful

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT II

CONDENSED CONSOLIDATED BALANCE SHEETS1

	June 30,		December 31,
	2026	2025	2025
(In millions)	(Unaudited)
Assets
Cash and Equivalents	$523.9	$870.5	$1,242.9
Accounts Receivable, Net	820.3	792.5	1,097.6
Inventories	829.8	867.9	563.1
Prepaid Expenses and Other Current Assets	279.5	268.2	227.1
Total Current Assets	2,453.4	2,799.0	3,130.8
Property, Plant, and Equipment, Net	635.6	527.3	590.0
Right-of-Use Assets, Net	384.7	313.8	319.5
Goodwill	1,582.4	1,392.1	1,390.2
Other Noncurrent Assets	1,301.0	1,216.7	1,209.9
Total Assets	$6,357.0	$6,248.9	$6,640.4

Liabilities and Stockholders’ Equity
Current Portion of Long-Term Debt	$—	$598.9	$—
Accounts Payable and Accrued Liabilities	1,282.7	1,123.0	1,428.3
Income Taxes Payable	7.1	4.2	29.9
Total Current Liabilities	1,289.8	1,726.1	1,458.2
Long-Term Debt	2,333.9	1,737.7	2,331.7
Noncurrent Lease Liabilities	334.7	264.9	268.4
Other Noncurrent Liabilities	400.5	348.4	349.1
Stockholders’ Equity	1,998.1	2,171.9	2,233.0
Total Liabilities and Stockholders’ Equity	$6,357.0	$6,248.9	$6,640.4

SUPPLEMENTAL BALANCE SHEET AND CASH FLOW DATA (Unaudited)1

	June 30,
	2026	2025
Key Balance Sheet Data:
Accounts Receivable, Net Days of Sales Outstanding (DSO)	66	70

	For the Six Months Ended June 30,
(In millions)	2026	2025
Condensed Cash Flow Data:
Cash Flows (Used for) Operating Activities	$(202.1)	$(275.3)
Cash Flows (Used for) Investing Activities	(195.3)	(54.6)
Cash Flows (Used for) Financing Activities and Other	(321.7)	(187.6)
Decrease in Cash and Equivalents	$(719.1)	$(517.5)
1 Amounts may not sum due to rounding.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT III

SUPPLEMENTAL FINANCIAL INFORMATION (Unaudited)1
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

	For the Three Months Ended June 30,			For the Six Months Ended June 30,
(In millions, except percentage information)	2026	2025	Change	2026	2025	Change
Gross Profit
Gross Profit, As Reported	$542.1	$519.0		$928.9	$927.0
Gross Margin	48.2%	50.9%	-270 bps	46.7%	50.2%	-350 bps
Adjustments:
Amortization of Acquired Intangible Assets[2]	3.9	—		5.2	—
Severance and Restructuring Expenses	0.2	2.1		0.8	3.7
Acquisition-Related Expenses[3]	0.5	—		0.5	—
Gross Profit, As Adjusted	$546.7	$521.0		$935.5	$930.7
Adjusted Gross Margin	48.6%	51.2%	-260 bps	47.1%	50.4%	-330 bps

Other Selling and Administrative Expenses
Other Selling and Administrative Expenses, As Reported	$406.9	$361.3	13%	$803.5	$752.2	7%
% of Net Sales	36.2%	35.5%	70 bps	40.4%	40.8%	-40 bps
Adjustments:
Amortization of Acquired Intangible Assets[2]	(10.9)	(7.9)		(19.9)	(15.7)
Severance and Restructuring Expenses	(2.7)	(2.1)		(19.2)	(23.5)
Inclined Sleeper Product Recalls	(6.1)	(5.5)		(1.9)	(19.6)
Acquisition-Related Expenses[3]	(3.6)	—		(12.7)	—
Other Selling and Administrative Expenses, As Adjusted	$383.6	$345.9	11%	$750.0	$693.5	8%
% of Net Sales	34.1%	34.0%	10 bps	37.7%	37.6%	10 bps

Operating Income (Loss)
Operating Income (Loss), As Reported	$10.9	$78.5	-86%	$(91.8)	$25.5	N/M
Operating Income (Loss) Margin	1.0%	7.7%	-670 bps	-4.6%	1.4%	-600 bps
Adjustments:
Amortization of Acquired Intangible Assets[2]	14.8	7.9		25.1	15.7
Severance and Restructuring Expenses	2.8	4.1		20.0	27.2
Inclined Sleeper Product Recalls	6.1	5.5		1.9	19.6
Acquisition-Related Expenses[3]	4.1	—		13.2	—
Operating Income (Loss), As Adjusted	$38.8	$96.0	-60%	$(31.6)	$88.0	N/M
Adjusted Operating Income (Loss) Margin	3.4%	9.4%	-600 bps	-1.6%	4.8%	-640 bps

[1] Amounts may not sum due to rounding.
2 In fiscal 2026, Mattel began excluding the impact of amortization of acquired intangible assets from non-GAAP financial measures to facilitate period-over-period comparisons of underlying business performance. Accordingly, Mattel has recast these non-GAAP financial measures for prior periods. Net sales generated from these acquired intangible assets during the periods presented, if applicable, are included in the adjusted financial measures.

[3] Acquisition-related expenses for the three months ended June 30, 2026 include $4.1 million of professional fees and integration expenses. Acquisition-related expenses for the six months ended June 30, 2026 include a $7.0 million charge associated with the effective settlement of a pre-existing relationship between Mattel and Mattel163 in connection with the acquisition, as well as $6.2 million of professional fees and integration expenses

N/M - Not meaningful

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT III

SUPPLEMENTAL FINANCIAL INFORMATION (Unaudited)1
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

(In millions, except per share and percentage information)	For the Three Months Ended June 30,			For the Six Months Ended June 30,
	2026	2025	Change	2026	2025	Change
Earnings Per Share
Net (Loss) Income Per Common Share, As Reported	$(0.06)	$0.16	N/M	$0.14	$0.04	N/M
Adjustments:
Amortization of Acquired Intangible Assets[2]	0.05	0.02		0.08	0.05
Severance and Restructuring Expenses	0.01	0.01		0.07	0.08
Inclined Sleeper Product Recalls	0.02	0.02		0.01	0.06
Acquisition-Related Expenses, Net[3]	0.01	—		0.04	—
(Gain) on Previously Held Equity Interest[4]	—	—		(0.50)	—
Tax Effect of Adjustments[5]	(0.02)	(0.01)		(0.03)	(0.04)
Net Income (Loss) Per Common Share, As Adjusted	$0.01	$0.21	N/M	$(0.19)	$0.19	N/M

EBITDA and Adjusted EBITDA
Net (Loss) Income, As Reported	$(18.2)	$53.4	N/M	$42.8	$13.0	N/M
Adjustments:
Interest Expense	31.8	29.4		62.8	58.6
Provision for (Benefit from) Income Taxes	0.2	16.2		(32.2)	(14.4)
Depreciation	33.9	34.7		67.6	68.7
Amortization of Acquired Intangible Assets	14.8	7.9		25.1	15.7
EBITDA	62.5	141.5		166.1	141.6
Adjustments:
Share-Based Compensation	19.9	18.7		32.9	38.6
Severance and Restructuring Expenses	2.8	4.1		20.0	27.2
Inclined Sleeper Product Recalls	6.1	5.5		1.9	19.6
Acquisition-Related Expenses, Net[3]	4.1	—		10.8	—
(Gain) on Previously Held Equity Interest[4]	—	—		(147.9)	—
Adjusted EBITDA	$95.5	$169.9	-44%	$83.8	$227.0	-63%

Free Cash Flow
Net Cash Flows (Used for) Operating Activities				$(202.1)	$(275.3)
Capital Expenditures				(125.8)	(76.0)
Free Cash Flow				$(327.9)	$(351.3)

[1] Amounts may not sum due to rounding.
2 In fiscal 2026, Mattel began excluding the impact of amortization of acquired intangible assets from non-GAAP financial measures to facilitate period-over-period comparisons of underlying business performance. Accordingly, Mattel has recast these non-GAAP financial measures for prior periods. Net sales generated from these acquired intangible assets during the periods presented, if applicable, are included in the adjusted financial measures.

[3] Acquisition-related expenses, net for the three months ended June 30, 2026 include $4.1 million of professional fees and integration expenses. Acquisition-related expenses, net for the six months ended June 30, 2026 include a $7.0 million charge associated with the effective settlement of a pre-existing relationship between Mattel and Mattel163 in connection with the acquisition, as well as $6.2 million of professional fees and integration expenses and ($2.5) million of other acquisition-related payments.

[4] Prior to the acquisition of the remaining 50% equity interest in Mattel163, Mattel accounted for its investment under the equity method. Upon obtaining control, Mattel remeasured its previously held 50% equity interest to its estimated fair value as of the acquisition date, resulting in a gain of $147.9 million recognized in other non-operating income, net.

[5] The aggregate tax effect of adjustments was determined using the effective tax rates on a jurisdictional basis of the respective adjustments, and dividing by the reported weighted average number of common and potential common shares.

N/M - Not meaningful

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT III

SUPPLEMENTAL FINANCIAL INFORMATION (Unaudited)1
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

	For the Three Months Ended June 30,
(In millions, except percentage and pts information)	2026	2025	Change
Tax Rate
(Loss) Income Before Income Taxes, As Reported	$(18.0)	$62.9
Adjustments:
Amortization of Acquired Intangible Assets[2]	14.8	7.9
Severance and Restructuring Expenses	2.8	4.1
Inclined Sleeper Product Recalls	6.1	5.5
Acquisition-Related Expenses[3]	4.1	—
Income Before Income Taxes, As Adjusted	$9.9	$80.5

Provision for Income Taxes, As Reported	$0.2	$16.2
Adjustments:
Tax Effect of Adjustments[4]	6.1	3.9
Provision for Income Taxes, As Adjusted	$6.3	$20.1

Tax Rate, As Reported	-1%	26%	-27 pts
Tax Rate, As Adjusted	63%	25%	38 pts

	June 30,
	2026	2025
Net Debt
Long-Term Debt	$2,333.9	$1,737.7
Current Portion of Long-Term Debt	—	598.9
Adjustments:
Cash and Equivalents	(523.9)	(870.5)
Net Debt	$1,810.0	$1,466.1

[1] Amounts may not sum due to rounding.
2 In fiscal 2026, Mattel began excluding the impact of amortization of acquired intangible assets from non-GAAP financial measures to facilitate period-over-period comparisons of underlying business performance. Accordingly, Mattel has recast these non-GAAP financial measures for prior periods. Net sales generated from these acquired intangible assets during the periods presented, if applicable, are included in the adjusted financial measures.

[3] Acquisition-related expenses for the three months ended June 30, 2026 include $4.1 million of professional fees and integration expenses.
[4] Tax effect of adjustments was determined using the effective tax rates on a jurisdictional basis of the respective adjustments.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT III

SUPPLEMENTAL FINANCIAL INFORMATION (Unaudited)1
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

	For the Trailing Twelve Months Ended June 30,
(In millions, except percentage and pts information)	2026	2025	Change
Leverage Ratio (Total Debt/Adjusted EBITDA)
Total Debt
Long-Term Debt	$2,333.9	$1,737.7
Current Portion of Long-Term Debt	—	598.9
Adjustments:
Debt Issuance Costs and Debt Discount	16.1	13.5
Total Debt	$2,350.0	$2,350.0
EBITDA and Adjusted EBITDA
Net Income, As Reported	$427.4	$526.3	-19%
Adjustments:
Interest Expense	122.9	117.3
Provision for Income Taxes	71.9	102.9
Depreciation	135.3	136.7
Amortization of Acquired Intangible Assets	41.0	31.3
EBITDA	798.5	914.5
Adjustments:
Share-Based Compensation	74.0	80.3
Severance and Restructuring Expenses	39.7	55.9
Inclined Sleeper Product Recalls	9.0	9.6
Acquisition-Related Expenses, Net[2]	10.8	—
(Gain) on Previously Held Equity Interest[3]	(147.9)	—
Adjusted EBITDA	$784.1	$1,060.3	-26%

Total Debt / Net Income	5.5x	4.5x
Leverage Ratio (Total Debt / Adjusted EBITDA)	3.0x	2.2x

Free Cash Flow
Net Cash Flows Provided by Operating Activities	$666.4	$742.7	-10%
Capital Expenditures	(231.8)	(213.2)
Free Cash Flow	$434.6	$529.5	-18%

Net Cash Flows Provided by Operating Activities / Net Income	156%	141%	15 pts
Free Cash Flow Conversion (Free Cash Flow/Adjusted EBITDA)	55%	50%	5 pts

[1] Amounts may not sum due to rounding.
[2] Acquisition-related expenses, net for the trailing twelve months ended June 30, 2026 include a $7.0 million charge associated with the effective settlement of a pre-existing relationship between Mattel and Mattel163 in connection with the acquisition, as well as $6.2 million of professional fees and integration expenses and ($2.5) million of other acquisition-related payments.

[3] Prior to the acquisition of the remaining 50% equity interest in Mattel163, Mattel accounted for its investment under the equity method. Upon obtaining control, Mattel remeasured its previously held 50% equity interest to its estimated fair value as of the acquisition date, resulting in a gain of $147.9 million recognized in other non-operating income, net.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT III

SUPPLEMENTAL FINANCIAL INFORMATION (Unaudited)1
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

For the Year Ended December 31,
(In millions, except percentage and per share information)	2025
Gross Profit
Gross Profit, As Reported	$2,605.7
Gross Margin	48.7%
Adjustments:
Severance and Restructuring Expenses	7.8
Gross Profit, As Adjusted	$2,613.5
Adjusted Gross Margin	48.9%

Operating Income
Operating Income, As Reported	$546.4
Operating Income Margin	10.2%
Adjustments:
Amortization of Acquired Intangible Assets[2]	31.5
Severance and Restructuring Expenses	46.9
Inclined Sleeper Product Recalls	26.7
Operating Income, As Adjusted	$651.5
Adjusted Operating Income Margin	12.2%

Earnings Per Share
Net Income Per Common Share, As Reported	$1.24
Adjustments:
Amortization of Acquired Intangible Assets[2]	0.10
Severance and Restructuring Expenses	0.15
Inclined Sleeper Product Recalls	0.08
Tax Effect of Adjustments[3]	(0.07)
Net Income Per Common Share, As Adjusted	$1.49

[1] Amounts may not sum due to rounding.
2 In fiscal 2026, Mattel began excluding the impact of amortization of acquired intangible assets from non-GAAP financial measures to facilitate period-over-period comparisons of underlying business performance. Accordingly, Mattel has recast these non-GAAP financial measures for prior periods. Net sales generated from these acquired intangible assets during the periods presented, if applicable, are included in the adjusted financial measures.

[3] The aggregate tax effect of adjustments was determined using the effective tax rates on a jurisdictional basis of the respective adjustments, and dividing by the reported weighted average number of common and potential common shares.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT III

SUPPLEMENTAL FINANCIAL INFORMATION (Unaudited)1
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

For the Year Ended December 31,
(In millions, except percentage information)	2025
Tax Rate
Income Before Income Taxes, As Reported	$459.5
Adjustments:
Amortization of Acquired Intangible Assets[2]	31.5
Severance and Restructuring Expenses	46.9
Inclined Sleeper Product Recalls	26.7
Income Before Income Taxes, As Adjusted	$564.6

Provision for Income Taxes, As Reported	$89.8
Adjustments:
Tax Effect of Adjustments[3]	23.9
Provision for Income Taxes, As Adjusted	$113.6

Tax Rate, As Reported	20%
Tax Rate, As Adjusted	20%

Free Cash Flow
Net Cash Flows Provided by Operating Activities	$593.3
Capital Expenditures	(182.0)
Free Cash Flow	$411.3

[1] Amounts may not sum due to rounding.
2 In fiscal 2026, Mattel began excluding the impact of amortization of acquired intangible assets from non-GAAP financial measures to facilitate period-over-period comparisons of underlying business performance. Accordingly, Mattel has recast these non-GAAP financial measures for prior periods. Net sales generated from these acquired intangible assets during the periods presented, if applicable, are included in the adjusted financial measures.

[3] Tax effect of adjustments was determined using the effective tax rates on a jurisdictional basis of the respective adjustments.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT IV

WORLDWIDE NET SALES AND GROSS BILLINGS1 (Unaudited)2

	For the Three Months Ended June 30,				For the Six Months Ended June 30,
	2026	2025	% Change as Reported	% Change in Constant Currency	2026	2025	% Change as Reported	% Change in Constant Currency
	(In millions, except percentage information)
Worldwide Net Sales:
Net Sales	$1,125.3	$1,018.6	10%	9%	$1,987.5	$1,845.2	8%	5%

Worldwide Gross Billings by Categories:
Dolls	$317.9	$335.2	-5%	-7%	$589.5	$631.8	-7%	-9%
Vehicles	463.3	407.5	14	11	824.7	715.9	15	12
Infant, Toddler, and Preschool	127.8	143.4	-11	-13	234.0	269.8	-13	-16
Action Figures, Building Sets, Games, and Other	357.9	264.5	35	33	590.5	457.1	29	27
Gross Billings	$1,266.8	$1,150.5	10%	8%	$2,238.7	$2,074.6	8%	5%

Supplemental Gross Billings Disclosure
Worldwide Gross Billings by Top 3 Power Brands:
Barbie	$169.0	$200.7	-16%	-17%	$315.1	$374.4	-16%	-18%
Hot Wheels	408.8	357.3	14	12	723.2	626.1	16	12
Fisher-Price	99.9	107.8	-7	-10	179.4	198.0	-9	-12
Other	589.2	484.7	22	20	1,021.0	876.1	17	14
Gross Billings	$1,266.8	$1,150.5	10%	8%	$2,238.7	$2,074.6	8%	5%

[1] Gross billings represent amounts invoiced to customers and do not include the impact of sales adjustments, such as trade discounts and other allowances. Mattel presents changes in gross billings as a metric for comparing its aggregate, categorical, brand, and geographic results to highlight significant trends in Mattel’s business.

[2] Amounts may not sum due to rounding.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT V

NET SALES AND GROSS BILLINGS1 BY SEGMENT (Unaudited)2

	For the Three Months Ended June 30,				For the Six Months Ended June 30,
	2026	2025	% Change as Reported	% Change in Constant Currency	2026	2025	% Change as Reported	% Change in Constant Currency
	(In millions, except percentage information)
North America Net Sales:
Net Sales	$574.3	$510.8	12%	12%	$1,049.5	$1,002.2	5%	5%

North America Gross Billings by Categories:
Dolls	$175.7	$168.6	4%	4%	$328.6	$340.9	-4%	-4%
Vehicles	186.7	174.8	7	7	347.1	324.3	7	7
Infant, Toddler, and Preschool	64.3	69.9	-8	-8	124.6	150.0	-17	-17
Action Figures, Building Sets, Games, and Other	186.6	134.3	39	39	321.4	258.2	24	24
Gross Billings	$613.3	$547.5	12%	12%	$1,121.7	$1,073.5	4%	4%

Supplemental Gross Billings Disclosure
North America Gross Billings by Top 3 Power Brands:
Barbie	$79.2	$91.8	-14%	-14%	$151.8	$184.2	-18%	-18%
Hot Wheels	159.0	147.6	8	8	294.0	273.1	8	8
Fisher-Price	52.0	52.3	—	—	98.9	110.4	-10	-10
Other	323.0	255.9	26	26	577.0	505.9	14	14
Gross Billings	$613.3	$547.5	12%	12%	$1,121.7	$1,073.5	4%	4%

[1] Gross billings represent amounts invoiced to customers and do not include the impact of sales adjustments, such as trade discounts and other allowances. Mattel presents changes in gross billings as a metric for comparing its aggregate, categorical, brand, and geographic results to highlight significant trends in Mattel’s business.

[2] Amounts may not sum due to rounding.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT VI

NET SALES AND GROSS BILLINGS1 BY SEGMENT (Unaudited)2

	For the Three Months Ended June 30,				For the Six Months Ended June 30,
	2026	2025	% Change as Reported	% Change in Constant Currency	2026	2025	% Change as Reported	% Change in Constant Currency
	(In millions, except percentage information)
International Net Sales by Geographic Area:
EMEA	$301.5	$277.5	9%	7%	$533.0	$474.6	12%	8%
Latin America	139.9	128.6	9	—	214.1	193.2	11	1
Asia Pacific	109.6	101.7	8	5	191.0	175.2	9	6
Net Sales	$551.0	$507.8	9%	5%	$938.0	$843.0	11%	6%

International Gross Billings by Geographic Area:
EMEA	$362.6	$334.4	8%	7%	$645.8	$573.0	13%	9%
Latin America	165.4	151.6	9	—	252.7	227.6	11	1
Asia Pacific	125.6	116.9	7	4	218.4	200.5	9	5
Gross Billings	$653.6	$602.9	8%	5%	$1,117.0	$1,001.1	12%	6%

International Gross Billings by Categories:
Dolls	$142.2	$166.6	-15%	-18%	$260.9	$290.8	-10%	-15%
Vehicles	276.6	232.7	19	15	477.7	391.6	22	16
Infant, Toddler, and Preschool	63.5	73.5	-14	-18	109.4	119.9	-9	-14
Action Figures, Building Sets, Games, and Other	171.3	130.2	32	28	269.1	198.9	35	30
Gross Billings	$653.6	$602.9	8%	5%	$1,117.0	$1,001.1	12%	6%

Supplemental Gross Billings Disclosure
International Gross Billings by Top 3 Power Brands:
Barbie	$89.8	$108.9	-18%	-20%	$163.3	$190.3	-14%	-18%
Hot Wheels	249.8	209.7	19	15	429.2	353.0	22	16
Fisher-Price	47.9	55.5	-14	-18	80.5	87.6	-8	-14
Other	266.1	228.8	16	13	444.0	370.2	20	14
Gross Billings	$653.6	$602.9	8%	5%	$1,117.0	$1,001.1	12%	6%

[1] Gross billings represent amounts invoiced to customers and do not include the impact of sales adjustments, such as trade discounts and other allowances. Mattel presents changes in gross billings as a metric for comparing its aggregate, categorical, brand, and geographic results to highlight significant trends in Mattel’s business.

[2] Amounts may not sum due to rounding.